  EXHIBIT 99.1

Horizon Space Acquisition I Corp. Announces Voluntary Delisting from Nasdaq Capital Market

New York, December 3, 2025 -- Horizon Space Acquisition I Corp. (Nasdaq: HSPO, HSPOU, HSPOW, HSPOR) (the “Company,” “we” or “our”), a special purpose acquisition company, today notified the Nasdaq Stock Market LLC (“Nasdaq”) of the Company’s decision to voluntarily delist its ordinary shares, units, warrants, and rights from the Nasdaq Capital Market and its intention to file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on or about December 12, 2025. As a result, the Company anticipates that delisting of its securities on Nasdaq to become effective promptly following December 12, 2025. Immediately following the delisting on Nasdaq, the Company’s ordinary shares, rights and warrants are expected to be quoted on the OTCQB and its units are expected to be quoted on the OTCID, operated by OTC Markets Group Inc. (the “OTC”). The Company will publicly announce the effective date of the delisting on Nasdaq and listing on OTC once it has a definitive schedule.

Under Nasdaq Rule IM-5101-2, the Company will be subject to immediate suspension from listing upon reaching the 36-month deadline to complete a business combination, which occurs on December 21, 2025 (36 months from the effectiveness of the Company's IPO registration statement on December 21, 2022). While the Company has extended its deadline through April 27, 2026, pursuant to its Amended and Restated Memorandum and Articles of Association, the Nasdaq rule requires completion within 36 months regardless of charter provisions. As previously disclosed in the Company’s current report on Form 8-K dated October 3, 2025, the Company and Squirrel Enlivened Technology Co., Ltd mutually terminated the business combination agreement on October 3, 2025. The management and sponsor remain committed in completing a business combination and are actively searching for a suitable alternative target; however, it is reasonably expected that the Company could not be able to complete its initial business combination by December 21, 2025.

In addition to the forgoing, following the redemptions in connection with the Company’s extraordinary general meeting held on October 27, 2025, the Company currently has a total of 2,404,234 ordinary shares issued and outstanding, including 93,484 public shares, 1,725,000 founder shares, 385,750 ordinary shares included in the private units and 200,000 representative shares.  Under the market value of listed securities standard, the market value of the Company’s listed securities has fallen below the minimum $35,000,000 required for continued listing as set forth in Nasdaq Listing Rule 5550(b)(2). Relevantly, it has also fallen below the minimum of 300 public holders for its securities, 500,000 publicly held shares and $1 million market value of publicly held securities for continued listing as set forth in Nasdaq Listing Rule 5550(a)(3), (4) and (5) respectively.

The Company has determined that voluntary delisting is in the best interests of the Company and its shareholders. The voluntary delisting and transition trading on OTC (ordinary shares, rights and warrants on OTCQB and units on OTCID) will not affect shareholders' ownership interests or rights. Shareholders are not required to take any action in connection with the delisting. The Company plans to continue to file periodic reports with the SEC while its securities quoted on OTC.

About the Company

Horizon Space Acquisition I Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

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Cautionary Statement Regarding Forward-Looking Statements

This Press Release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Contact Information

Mingyu (Michael) Li

Chief Executive Officer

Horizon Space Acquisition I Corp.

Tel: (646) 257-5537

Email: mcli@horizonspace.cc

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